EXHIBIT 10.7
CONVERTIBLE PROMISSORY NOTE
 August __, 2007

New York, New York

FOR VALUE RECEIVED, the undersigned, Zealous Trading Group, Inc., a Nevada corporation ("Maker"), promises to pay to ______("Payee") at ______, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the aggregate sum of  _________ ($__________).   Maker further agrees as follows:

Section 1.   Interest Rate and Fees.

 Interest shall accrue at a rate of 10% per annum based on a 365 day year.

Section 2.   Payments.

 2.1  Accrued interest shall be paid __________ (the “Maturity Date”).

 2.2  On or before August 31, 2008 all outstanding amounts owing under this Note, including unpaid interest and principal, shall be paid; provided, however, that at any time after November 30, 2007 all of the interest and principal of this Note shall be payable to the Payee 10 days after receipt by Maker of a written demand for payment by Payee.  At the option of the Maker, interest on this Note may be paid in shares of the common stock, par value $.001 per share (“Common Stock”), of the Maker, at a price per share as determined by: (a) if the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of the Common Stock for the ten (10) trading days prior to the date that interest is due (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for the ten (10) trading days prior to such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average bid price per share of the Common Stock so reported for the twenty (20) trading days prior to such date; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Maker, the fees and expenses of which shall be paid by the Maker.  “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

 2.3  Maker shall have the right to prepay this Note in full or in part at any time, without premium or penalty.

Section 3.   Conversion.

 Upon the request of the Holder, at any time prior August 31, 2008, this Note may be converted, in whole but not in part, into that number of fully-paid and nonassessable shares of Common Stock equal to (a) the amount of the then outstanding principal and accrued interest under this Note, divided by (b) the Conversion Price (as defined below).  The “Conversion Price” shall be the greater of $.02.  Notwithstanding any provision to the contrary in this Note, this Note may not be converted until an amendment to the Articles of Incorporation of the Company increasing the authorized shares of the Makers’s Common Stock to 1,500,000,000 shares is approved by a majority of the Makers’s shareholders (the “Authorized Share Amendment”) and is filed with the Secretary of State of the State of Nevada and becomes effective (the “Amendment Effective Date”).. The Maker agrees to use its reasonable commercial efforts to file a Schedule 14 C with the Securities Exchange Commission with respect to the Authorized Share Amendment by no later than February 15, 2008.

Section 4.   Mechanics of Conversion.

 Before the Holder shall be entitled to convert this Note into Common Stock, the Holder shall surrender this Note, duly endorsed, at the office of the Maker, and shall give written notice to the Maker at its principal corporate office of the election to convert and shall state therein the name or names in which the certificate or certificates for the Common Stock, are to be issued. The Maker shall, promptly thereafter, issue and deliver to such person at the address specified by the Holder, a certificate or certificates for the Common Stock to which the Holder is entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note (the “Conversion Date”), and the persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders as of such date.  No fractional shares shall be issued upon conversion of this Note and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

Section 5.   Default.

 It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

 5.1  any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise, and the continuation of such failure for a period of ten (10) days after written notice thereof from Payee;

 5.2  Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

 5.3  a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

 5.4  Maker consents to or suffers the appointment of a guardian, receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days;

 5.5  the dissolution, termination of existence, or insolvency of Maker; or

 5.6  Maker consents to or suffers an attachment, garnishment, execution or other legal process against any of his assets that is not released within thirty (30) days.

Section 6.   Default Rate.

 In the event Maker shall fail to make any payment on account of interest, principal, charges, or premiums within 10 days after the date the same shall become due and payable, Maker shall pay to Payee interest on any overdue payment of principal, interest, charges and premiums at the rate of five percent (5%) per annum above the rate otherwise payable under the terms of this Note (the "Default Rate"), from the date the same shall become due and payable until the date paid.

Section 7.   Waivers.

 Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

Section 8.           Securities Act of 1933.

 Upon conversion of this Note, the persons entitled to receive the shares of Common Stock may be required to execute and deliver to the Maker an instrument, in form satisfactory to the Maker, representing that such person is an accredited investor as defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Act") and the shares of Common Stock are being acquired for investment, and not with a view to distribution, within the meaning of the Act.

Section 9.   Shareholder Status.

 Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any rights whatsoever as a shareholder of the Maker prior to conversion hereof.

Section 10.         Miscellaneous.

 10.1  This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.  This Note may not be modified by an oral agreement, even if supported by new consideration.

 10.2  The covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

 10.3  This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties.  If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

 10.4  This Note shall be governed by the laws of New York, without giving effect to principals of conflicts of laws.

 10.5  All notices, requests, demands and other communications required or permitted hereunder or by law shall be in writing and given to the parties at the addresses listed below (or to such other address as shall at any time be designated by any party in writing to the other parties):  (a) by certified U.S. mail, return receipt requested, postage prepaid; (b) by recognized overnight courier service (e.g., Federal Express); or (c) by hand-delivery:

 To Maker :

Zealous Trading Group, Inc.
1800 Century Park East, Suite 200
Los Angeles, CA  90067
Att: Chief Executive Officer

 To Payee:

 All such notices shall be deemed effective  (a) three days after being deposited in the United States mail, first class, postage prepaid, or (b) one day after being delivered to a reputable overnight delivery service.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

ZEALOUS TRADING GROUP, INC., a Nevada Corporation

By:___________________________________
Name: Milton C. Ault, III
Title: Chief Executive Officer

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